Independent AuditorsO Report on Internal Accounting
                             Control

The Board of Directors and Shareholders
IDS Stock Fund, Inc.:

In  planning and performing our audit of the  financial
statements  of  IDS  Stock  Fund  for  the  year  ended
SeptemberE30, 1997, we considered its internal control,
including    control   activities   for    safeguarding
securities,   in  order  to  determine   our   auditing
procedures for the purpose of expressing our opinion on
the   financial  statements  and  to  comply  with  the
requirements of Form N-SAR, not to provide assurance on the internal control.

The  management  of IDS Stock Fund is  responsible  for
establishing  and maintaining of internal  control.  In
fulfilling this responsibility, estimates and judgments
by  management  are  required to  assess  the  expected
benefits  and  related  costs of  controls.  Generally,
controls that are relevant to an audit pertain  to  the
entityOs  objective  of preparing financial  statements
for  external  purposes that are  fairly  presented  in
conformity    with   generally   accepted    accounting
principles. Those controls include the safeguarding  of
assets   against  unauthorized  acquisition,   use   or
disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our  consideration  of the internal control  would  not
necessarily  disclose  all  matters  in  the   internal
control   that  might  be  material  weaknesses   under
standards  established  by the  American  Institute  of
Certified Public Accountants. A material weakness is  a
condition  in which the design or operation of  one  or
more of the internal control components does not reduce
to  a  relatively  low level the risk  that  errors  or
irregularities  in amounts that would  be  material  in
relation to the financial statements being audited  may
occur  and  not be detected within a timely  period  by
employees  in  the  normal course of  performing  their
assigned  functions.  However,  we  noted  no   matters
involving the internal control and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above.

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This report is intended solely for the information and use of management, the Board of Directors of IDS Stock, and the Securities and Exchange Commission.




                                    KPMG  Peat  Marwick
LLP






Minneapolis, Minnesota
November 7, 1997